Exhibit 99.1


TWST:  Could you give us a brief overview of First Leesport
Bancorp, Inc.?

     Mr. Melcher: First Leesport Bancorp is a Pennsylvania bank holding company that has roots back to 1909 when The First National Bank of Leesport opened for business to serve the local farmers and merchants. We operated as The First National Bank of Leesport until 1986 when First Leesport Bancorp, Inc., was formed as a one-bank holding company with The First National Bank of Leesport as the only operating company of the holding company. In 1999, we diversified from being a one bank holding company when we acquired a 104 year-old commercial property and casualty insurance company, Essick & Barr, Inc., followed by the acquisition of a second insurance agency, EBFS, Inc., in early 1999. We became a two bank holding company in July 1999 when we acquired the 109 year-old Merchants of Shenandoah Ban-Corp headquartered in a neighboring county and then acquired a registered investment advisory firm, Johnson Financial Group, Inc., and a retail brokerage business, KRJ & Associates, Inc., in October 1999. These were the first acquisitions ever done by our company after being in business for 90 years. The result of the acquisitions and diversification was a major reinvention of our company. We are sort of unusual in that we have only about $400 million of assets which is not large by today's standards, but our business profile and strategy is like a much larger diversified financial services company. For example, our total revenue is now comprised of about 40% recurring fee income from our insurance and investment businesses and banking fees which, for a $400 million community bank, is very favorable. That is the kind of revenue mix that you typically see in diversified financial services companies like PNC and Mellon. We have approximately 800 shareholders, 175 employees, and trade on the NASDAQ Small Cap Exchange as "FLPB."

     TWST: Will you be seeking acquisitions in the future and, if so, what kinds of acquisitions will you be looking for?

     Mr. Melcher: Yes. We are prudently and cautiously acquisitive. Our strategy includes continuing to grow organically not only through "deep mining" our existing customers and developing new ones, but we also hope to build our core banking business and our insurance, investment and trust businesses through additional carefully selected acquisitions both in market and in contiguous markets.

     TWST: What else sets the company apart from your competitors?

     Mr. Melcher: We have several compelling competitive advantages working in our favor. The most obvious strategic advantage we have is our "one stop shop" menu of products and services, which includes full service commercial and retail banking, insurance, investments and trust. Not only do we have a more extensive product offering than many of our competitors, but also we clearly stand apart from our competitors by how effectively we deliver the full menu of services to our customers. Our integrated sales approach is unique and quite effective. We have a couple of large competitors who have many of the same products as we do, but they are not as effective at delivering them in the marketplace.

     Another compelling advantage for us is that over the past few years we have been very successful at developing a team of some of the "best and brightest" employees in the marketplace. We have done extensive retooling of our staff over the past three years and I am proud to say that our staff is second to none in terms of credentials, experience and commitment to excellence. In fact, we employ a best and brightest attitude in everything we do. Coupled with that, we have built a strong sales and service culture that involves staff throughout the entire organization, whether on the front line or back room, in developing new business, identifying prospects and going the extra mile each and every day in every transaction to exceed customer expectations. We strive to WOW customers not just meet their basic expectations.

     TWST: What kind of a setup to you have in place to attract and keep good people?

     Mr. Melcher: We have, over the last couple of years, instituted a stock option plan that currently involves 25% of our employees. We also award stock options to our directors, which keeps them focused and committed on building shareholder value. We also offer several types of incentives that touch staff at every level. We have a bonus program for 2001 tied to company and individual performance. We also recently instituted an ESOP, which makes every employee an owner. Two years ago we gave stock to every employee as a year-end bonus as a means of encouraging their commitment to the company as a shareholder as well as an employee. We provide our staff with excellent earnings potential and they also know that they can make a difference in our company where initiative, creativity, and hard work is encouraged, recognized, and valued. As a result of these initiatives and others, I think we've developed a culture that is energized, positive and motivational. Even though we're in a market in which finding new employees is difficult, we have not had much trouble hiring people, especially for management and sales positions, because people view us as a great company to work for. People generally consider us as a company on the go with a position vision for the future. I should add that market analysts and other industry pundits tell us how unique we are that in 2000, three of our people earned more money than I did. Why? It's because we believe in paying for performance and three of our professionals who are paid in commissions had a great year and I was happy to pay them more than I earned. We have no qualms about letting people earn as much as they can earn and it can exceed the CEO and the more the merrier. It all ties into our philosophy of rewarding people for their contribution and letting high achievers be recognized and rewarded accordingly.

     TWST:  Where are you spending your time in the company?
What are you focusing on now at the bank?

     Mr. Melcher: I spend a tremendous amount of my time on customer and client development across all of our lines of business. Probably more than one half of my time is somehow involved with customers directly or with our sales staff assisting in structuring transactions or developing sales strategies. I also spend a substantial amount of my time working with our staff on staff development initiatives, new product development, organizational design issues, things like that. The rest of my time is split between merger and acquisition efforts, franchise development initiatives, working with our Board of Directors on long term strategy development and corporate governance, and working on volunteer initiatives in the community and in the financial services industry. My community service commitment is quite heavy and I also work with a couple of professional trade groups like the Pennsylvania Bankers Association for which I chair the Insurance Committee that works with legislators and regulators on insurance legislation and regulations.

     TWST: Where would you like to see the bank in three to give years?

     Mr. Melcher: Our plan is to continue to develop our company into a highly profitable diversified financial services company that excels as a one stop shop for financial services. Even though we are not principally focused on asset growth as many traditional banks are, we do plan to grow so that we have more firepower in terms of legal lending limit and overall financial strength. We also plan to expand our geographic coverage to give us some economic diversification but we will stay focused primarily on the small to medium business markets and the retail market characterized by homeowners and others who use a broad range of financial services and who see value in doing business with one company that can provide a full menu of financial services.

     TWST: What significant changes do you expect in your markets over the next several years or in the industry as a whole?

     Mr. Melcher: We see the consolidation movement continuing and I'm not sure where it will end up, but it will surely continue to change the financial services landscape. In the three counties in which we do most of our business, there have been five or so major bank mergers over the last few years that have really disrupted the market and put a different complexion on competition. We think the merger mania is good for us because every time somebody does a disruptive merger it gives us an opportunity to showcase our stability and our integrated sales and service approach.

     We think there will be some continuing effect from Internet banking. We don't know what it will be yet but we know everybody's in the game or getting in the game. We offer
Internet banking now and even though its just short of being profitable, we believe it will be profitable soon and that we're well positioned to serve the market as it takes shape.

     We believe the idea of one stop shopping is going to become dominant. We're clearly out in front today as a community bank with our success at diversifying into insurance, investments and trust services and we know that others will follow. We also think the concept of account aggregation will become prevalent. The bottom line is that we're in an exciting, constantly changing industry and we believe we are very well positioned to profitably compete.

     TWST:  How are you using information technology?

     Mr. Melcher: We use technology to reduce overhead and streamline work, to improve customer service, and to expand management information. We have, through the use of PCs, eliminated secretarial staff almost totally throughout our company. We have completely automated the loan documentation process and the customer service and teller functions. We will be introducing check imaging this spring which is a very cost effective and customer friendly use of technology. As I said earlier, we have introduced fully interactive internet banking for businesses and individuals that allows our customers to open accounts and actually do transactions at a PC, twenty-four hours a day, seven days a week. We are not leading edge nor bleeding edge, but we're on the front end of the technology movement and the benefits are real and are important to our future.

TWST: What increases in revenue growth and earnings should investors expect from your company over the next several years?

     Mr. Melcher: We believe that the investments we have made over the last two and a half years into the insurance, investment, and trust businesses and the retooling of our staff will begin paying dividends in 2001 and beyond. We expect to produce double digit annual increases in earnings per share. We expect to produce double digit growth in total revenue, particularly fueled by our recurring fee income businesses such as insurance and investments. With our non-interest income already almost 40% of revenue, we expect excellent revenue growth in the fee area to continue. We are striving for high performance and we're on our way.

TWST:  What are the risks or general concerns regarding First
Leesport? Does anything about the company keep you awake at night?

     Mr. Melcher: I worry a lot about whether or not our timing on key initiatives is right. Doing the right thing at the wrong time can get you in trouble, such as investing in technology before the market is ready. If you invest too far ahead of the curve or if you are too slow on the draw and find that your competitors blew right by you, you'll be in trouble. In our case, I think our timing was outstanding with regard to diversifying into insurance and investment services. We now have to be careful that we don't rest on our laurels. We have to continue to invest wisely in those businesses and make sure that we time future investments properly in the context of market changes and the overall one stop shop movement that's going on.

     I also worry that the best vision and strategy is only as good as the extension. We have to be sure that we continue to develop effective action plans and then execute them every day to be sure that our results correlate to our vision. At the same time, I work hard to keep our company nimble so that we can effectively modify our strategy if the situation requires it.
We want to do the right thing and also do things right as opposed to some companies that do the right thing poorly or do the wrong thing well.

TWST: What should potential investors look at in your financial reports?

     Mr. Melcher: The key things to look at in our company to really understand us is our mix of revenues. Our revenue mix, as I said earlier, is now approximately $40% recurring fee income, which is probably twice the average community bank. That is very important because that recurring fee income takes tremendous pressure off of our net interest margin.
     We also ask our investors to look very carefully at our overhead levels. If you look at our efficiency ratio, which is a traditional bank measurement of overhead, it will look high compared to traditional community banks. However, if one understands how an insurance agency or money management firm is structured, it is easy to see that their overhead and ratio is not the same as a bank. Hence, because we own a substantial insurance agency and an investment subsidiary, our consolidated income statement shows recurring fee income two or three times higher than the average bank but our overhead is also higher. That is a natural and desirable relationship that when understood correctly is a good thing. So we work hard to keep analysts understand what our financials are made up of since we differ from most community banks.

     Another aspect of our company to note, although not specifically in the financial reports, is the locations where we do most of our business. Our local economy is vibrant and strong and we are surrounded by vibrant, strong counties into which we can ultimately expand. We see tremendous future opportunity because of that vibrancy and market strength.

     Another positive attribute of our company, also not in our financial reports but important to investors, is our shareholder mix. Our insiders (directors and officers) now own more than 15% of our stock and we're buying on a regular basis. When you include the issued stock options, more than 20% of our stock is controlled by insiders compared to just a couple of years ago when only about 3% of our stock was owned by insiders. The substantial increase in insider ownership is a direct reflection of the confidence our insiders have in our future. It also shows that Management and the Board's intentions are strongly aligned with those of the rest of our shareholders.

TWST:  How do you feel about your current stock price?

     Mr. Melcher: Well, we're not happy about it. Like many banks of all sizes and types, our price is depressed by historical value measures. During the past year, most bank stocks traded below the multiples that we were seeing during the preceding several years. In any event, we believe we're undervalued today. We believe that the market doesn't quite yet understand the value differential in a diversified financial services company, like our company is, compared to a traditional community bank. We believe the real value in our company will be realized as the market for financial companies strengthens in general and, most importantly, as analysts and investors realize that we really are a special kind of company that stands out from the crowd because of our fee and revenue mix and the other competitive advantages that I've explained earlier. We think there is a tremendous upside potential in our stock and we expect the market to recognize the potential as we continue to execute our plan and as our earnings increase.

TWST: Is there anything that I overlooked or missed that you would like to bring up?

     Mr. Melcher: The message that I hope has come across in this interview is that we have completely reinvented our company over the past two and a half years. Our new management team and recently strengthened Board of Directors has quickly put our company in a position to be a leader for many years to come. We take our responsibilities to our shareholders, as well as our other stakeholders (customers, employees, communities-at-large) very seriously. We're committed to controlling our destiny through outstanding performance, but we're not blindly focused on independence just for the sake of independence. We are committed to earning our independence by being a to performer in every possible way. I think that as our story unfolds and as our financial performance reflects the results of our reinvention over the last couple of years, that we're going to be a very exciting company to work for, do business with, and invest in.

TWST:  Thank you.  (RF)